Exhibit 10.6


                     REGULATION "S" STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement is made this 28th day of November, 1996, by and between Stonehill Investments, Ltd., a corporation organized under the laws of Ireland ("BUYER"), and Xplorer, S.A., a Nevada corporation ("COMPANY").

     WHEREAS, the COMPANY desires to sell SEVEN HUNDRED AND FIFTY THOUSAND (750,000) SHARES of the COMPANY'S Common Stock ("SHARES") pursuant to Regulation "S" as promulgated under the United States ("U.S.") Securities Act of 1933, as amended (the "1933 Act"), at a value of U.S. Four Dollars (US$4.00) per share, and

     WHEREAS, the BUYER desires to purchase the Shares from the COMPANY in exchange for 60,000 Units of Beneficial Interests ("UBI's") of Atlantic Pacific Trust valued in excess of US$3,000,000 in accordance with the terms and conditions of this Agreement, and

     WHEREAS, the COMPANY desires to facilitate the purchase and sale of the SHARES provided for herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties contained herein, the parties, intending to be legally bound hereby, agree as follows:

     1. SALE OF SHARES. The COMPANY shall sell and deliver to the BUYER and the BUYER shall purchase and receive, at the Purchase Price, SEVEN HUNDRED AND FIFTY THOUSAND (750,000) SHARES of the COMPANY'S Common Stock at such Purchase Price as set forth herein.

     2. CLOSING DATE. This transaction shall be, closed pursuant to the terms and conditions hereon within thirty (30) days after the execution of this Agreement at 5:00 P.M. (local time) at the offices of the COMPANY, or its designee. The Date of Execution of this transaction is herein called the "Closing Date." The actions outlined in Section 3, which are to take place on the Closing Date, are herein called the "Closing."

     3.    CLOSING. At Closing, the parties shall take the following actions:

           3.1 TRANSFER OF SHARES. The Company shall sell, transfer, assign, and deliver to the BUYER, the SHARES, all of which shall be issued and outstanding as of the Closing Date, upon the terms and subject to the conditions set forth in this Agreement. The COMPANY shall deliver to the BUYER, free and clear of all claims and encumbrances, certificate(s) for the SHARES which the COMPANY is selling, without a restrictive legend of any kind, registered in the name of the BUYER or, if not so registered, then to its assignee, designee or nominee, so long as such assignee, designee or nominee is not a U.S. person as defined by Regulation "S" under the Act.

           3.2 TRANSFER AGENT INSTRUCTIONS. The COMPANY will instruct its transfer agent to issue one or more share certificates representing the SHARES


                                                                    Exhibit 10.6
pursuant to this Agreement without restrictive legend in the name of Stonehill Investments, Ltd. or its non U.S.A. resident assignee, designee or nominee. The BUYER agrees and acknowledges that the COMPANY shall issue stop transfer instructions to its transfer agent prohibiting the transfer of the SHARES delivered under this Agreement for a period of forty (40) calendar days after the Closing Date.

           3.3 PURCHASE PRICE. The Purchase Price shall be 60,000 UBI's, properly endorsed, transferred and delivered to SELLER at the Closing.

           3.4 The BUYER may purchase all or part of the, 750,000 shares prior to the Closing Date. Upon the receipt of properly endorsed UBI's the Company will instruct the transfer agent to issue the stock that has been paid for to BUYER or a nominee. It is understood that the Forty (40) Calendar Days holding period shall commence after the Closing Date as more fully set forth in paragraph 4(e).

     4. SECURITIES ACT OF 1933 AND HOLDING PERIOD. The BUYER covenants and agrees as follows:

           a) The BUYER understands that the SHARES acquired pursuant to this Agreement have not been registered under the 1933 Act with the Securities and Exchange Commission in reliance upon the exemption from such registration requirements afforded by Regulation "S" under the 1933 Act, governing the offer and sale of securities that occur outside the U.S., nor with any state securities commission.

           b) The BUYER hereby represents and warrants that: it is a corporation organized and subject to the jurisdiction of Ireland and whose principal address is Rue des Bains 35, 205 Geneve, Switzerland and it is not a U.S. person, within the meaning of Rule 902(o) of Regulation "S."

           c) The BUYER hereby represents and warrants that it is the sole owner of the 60,000 UBI's to be transferred to the COMPANY and that it has the power and authority to transfer such UBI's without any further corporate or government consent or approval. Furthermore, BUYER represents that there are no liens or obligations against such UBI's and that they are free and clear of any liabilities.

           d) The BUYER agrees that the SHARES acquired by the BUYER pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of for a minimum period of FORTY (40) CALENDAR DAYS from the Closing Date.

           e) In connection with the transaction which is the subject of this Agreement, BUYER acknowledges that offers respecting the sale of Common Stock directed to it by the COMPANY were received outside of the U.S. and that BUYER did not engage in or direct any unsolicited offers to buy SHARES of Common Stock of the COMPANY into the U.S.


                                                                    Exhibit 10.6

           f) The BUYER understands that any disposition of the SHARES in violation of this Agreement, as well as Section 4.1, 4.3, or this
           Section 4.4, shall be null and void. No transfer of the SHARES shall be made by the COMPANY'S registrar or transfer agent upon the COMPANY'S stock transfer books or records unless there has been compliance with the terms of this Agreement. The COMPANY shall issue stop transfer instructions to its registrar or transfer agent to the effect that the certificate(s) evidencing the SHARES may not be transferred for a period of FORTY (40) CALENDAR DAYS after the Closing Date and shall be transferred immediately thereafter except as provided in 3.1 hereof.

           g) BUYER agrees that any disposition of the SHARES in the U.S. shall be in conformity with Regulation "S" pursuant to an opinion of counsel for the holder of such SHARES, that such SHARES are exempt from registration under the 1933 Act and such opinion shall be acceptable to COMPANY.

     5. CONDITIONS OF BUYER'S AND COMPANY'S OBLIGATIONS TO CLOSE. The following shall be conditions of the BUYER'S and the COMPANY'S obligation to close hereunder, which either the BUYER or the COMPANY, in the sole discretion of each, may waive in whole or in part:

           5.1   REPRESENTATIONS  AND  WARRANTIES  OF THE BUYER AND THE COMPANY.
Representations and Warranties made by the BUYER, and the Company, in this Agreement shall be true and correct as of the Closing Date.

           5.2 NO DEFAULT - COVENANTS AND AGREEMENTS. Neither the BUYER nor the COMPANY shall be in material default with respect to any obligation under this Agreement and both shall have performed or complied with all covenants, agreements and conditions to be performed or complied with prior to, or at, the Closing.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The COMPANY represents and warrants to the BUYER that the statements contained in Sections 6.1 through
6.7 are true and correct on the date hereof.

           6.1 CORPORATE STANDING. The COMPANY is a corporation duly ORGANIZED, validly existing, and in good standing under the laws of the State of Nevada and it has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement by the COMPANY does not, and the consummation of the transactions contemplated hereby will not, violate or result in a breach of any provisions of COMPANY's Charter or Bylaws.

           6.2 CAPITAL STOCK. As of September 30, 1996, the authorized capital stock of the COMPANY consists of SIXTY MILLION (60,000,000) SHARES of Common Stock of par value $.001, of which amount FIFTEEN MILLION NINE HUNDRED AND FIFTY FOUR THOUSAND (15,954,000) SHARES of Common Stock have been validly issued and are outstanding, fully paid and nonassessable and FIFTEEN MILLION (15,000,000) SHARES of Preferred Stock, of which amount ONE MILLION FORTY THREE THOUSAND ONE HUNDRED (1,043,100) SHARES have been validly issued and are outstanding, fully paid and nonassessable.


                                                                    Exhibit 10.6

           6.3 AUTHORITY. The COMPANY has full power and authority to enter into this Agreement and has taken all action or will use its best efforts to take all action, corporate and otherwise, necessary to authorize the execution, delivery and performance of this Agreement, the completion of the transactions contemplated hereby and the execution and delivery on behalf of the COMPANY of any and all Instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement. Upon delivery of the SHARES and payment of the purchase price, good and clear title to the SHARES will pass, free and clear of all restrictions on transfer, liens, encumbrances, security interest and claims whatsoever, to the BUYER, subject, however, to the provisions of Sections 2, 3, and 4 inclusive.

No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest in the COMPANY is required as a condition to (a) the validity or enforceability of this Agreement or any other instruments to be executed by the COMPANY to effectuate this Agreement, or (b) the completion or validity of any of the transactions contemplated by this Agreement. This Agreement has been properly executed and delivered by the duly authorized officers of the COMPANY, and constitutes the valid and legally binding agreement of the COMPANY and is enforceable against the COMPANY in accordance with its terms.

           6.4 FINANCIAL STATEMENTS. The COMPANY furnished, or made available, to the BUYER financial statements contained in the COMPANY'S Form 8-K dated August 5, 1996 ("Financial Statements"). There has been no material adverse change in, material loss or destruction of, or material amount of damage to the financial condition or business of the COMPANY since the filing of the Form 8-K, whether or not arising from transactions in the ordinary course of business. The regular books of account of the COMPANY fairly and accurately reflect all transactions since the filing of the Form 8-K, are true, correct and complete, and are maintained and kept in accordance with generally accepted accounting principles consistently applied. The COMPANY does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, which would materially and adversely affect the condition (financial and otherwise) of the COMPANY, except and to the extent reflected or reserved against in the balance sheets included in the Financial Statements. No dividends are due or unpaid by the COMPANY.

           6.5 TAXES. The COMPANY knows of no outstanding claims against the COMPANY for taxes which constitute a lien on the SHARES being sold hereunder.

           6.6 ADVERSE CIRCUMSTANCES. To the best knowledge of the COMPANY, there are no facts, developments or circumstances, existing or threatened, of a special or unusual nature that may be materially adverse to the assets, business, financial condition or future prospects of the COMPANY.

           6.7 LIABILITIES. The COMPANY does not have any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, existing, or which may hereafter arise out of any transaction entered into prior to the Closing Date or out of any act or failure to act on the part of the COMPANY or ARC or any of its employees or agents prior to the Closing Date, except (i) as and to the extent and in the amounts reflected or reserved against in the Financial Statements, and (ii) current liabilities incurred in the ordinary course of business since its filing of the COMPANY'S Form 8-K.


                                                                    Exhibit 10.6

     7. COVENANTS AND AGREEMENTS OF THE BUYER. The BUYER hereby Covenants and agrees as follows:

           a) IMPAIRMENT - REPRESENTATIONS AND WARRANTIES. The BUYER shall not take any action or fail to take any action, without the prior written approval of the COMPANY, which would or might cause any representation or warranty of the COMPANY made herein not to be true on the Closing Date, or impair the COMPANY'S ability to carry out its obligations under this agreement.

           b) DUE DILIGENCE. The BUYER, or its agents, have had a full opportunity to conduct its due diligence of the COMPANY, in connection with this Agreement to its complete satisfaction. The BUYER is familiar with the COMPANY, its financial condition, business and prospects, has been provided with such information concerning the COMPANY'S financial and other affairs as the BUYER deems necessary to enter into and perform this Agreement, has had sufficient opportunity to ask questions and receive answers to verify the accuracy of such information, and is not in any way relying upon any information, representation or warranty (without implying that the supplying of any such information or the making of any such representation or warranty has occurred) that the COMPANY or its officers, directors, employees, agents and attorneys have provided, or have failed to provide, to the BUYER in entering into or performing this Agreement.

           c) Buyer is not a U.S. person as that term is defined in Regulation "S" under the Act.

           d) At the time the buy order was originated BUYER was outside the United States and is outside the United States as of the date of its execution and delivery of this Agreement.

           e) BUYER is purchasing the SHARES for its own account and not on behalf of any U.S. persons; the sale has not been pre-arranged with a purchaser in the United States; and all offers and resales of the securities shall only be made in compliance with the provisions of Regulation S.

           f) This transaction is made in compliance with all laws of the country of Germany and the customary practices and documentation of such jurisdiction.

           g) BUYER is not an entity organized under foreign law by a U.S. person, as defined in Regulation "S," Rule 902(o), for the purpose of investing in unregistered securities, unless the BUYER was organized and is owned by accredited investors. as defined in Regulation D, Rule 501(a), who are not natural persons, estates or trusts.

     8. CONDITIONS OF THE COMPANY'S OBLIGATION TO CLOSE. The obligations of the COMPANY to close this transaction and transfer and deliver to the BUYER the SHARES as set forth in Section 4.1 hereof, and to perform its obligations pursuant to the terms and conditions of this Agreement, are subject to the fulfillment as of the Closing Date of each of the following conditions precedent, any or all of which may be waived in writing by the COMPANY:


                                                                    Exhibit 10.6

           a) PAYMENT OF PURCHASING PRICE. The BUYER shall be ready, willing and able to pay the Purchase Price; provided, however, that this condition precedent shall not be interpreted to permit the COMPANY to refuse to perform its obligations in accordance with Sections 2 and 3, except upon termination of this Agreement pursuant to Section II.

     9. DELIVERY OF DOCUMENTS BY THE COMPANY. At the Closing, and in addition to all other documents and instruments which the COMPANY is required to deliver pursuant to this Agreement, the COMPANY shall deliver to the BUYER the following documents duly executed by the COMPANY or the directors, officers, or employees of or counsel to the COMPANY, or appropriate governmental officials, in form and substance satisfactory to the BUYER and its counsel.

           a) GOOD STANDING CERTIFICATE. If requested by the BUYER a CERTIFICATE from the State of Nevada dated not more than THIRTY (30) DAYS prior to the Closing Date, as to the good standing of the COMPANY.

           b) OTHER DOCUMENTS. Such other documents, certificates and instruments relating to the transactions contemplated by this Agreement as the BUYER or its counsel may reasonably request or deem necessary.

     10. TERMINATION OF AGREEMENT. This Agreement and the transaction contemplated hereby may be terminated by the BUYER without liability of any kind to the COMPANY by written instrument signed by the BUYER and delivered at any time on or prior to the Closing Date, giving notice of termination if:

           a) There has been a material misrepresentation or material breach of warranty on the part of the COMPANY, in the representations and warranties set forth herein or in any certificate delivered pursuant hereto, or the COMPANY shall have failed to perform or comply with, in any material respect, any covenant, agreement or condition to be performed or complied with prior to, or at Closing, due to the nonfulfillment of any condition set forth herein;

           b) In the reasonable judgment of the BUYER the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of (i) the enactment of new federal, state or local legislation since the date of this Agreement, or (ii) the announcement of the institution by federal, state or local authorities of an investigation of or litigation or proceedings against the COMPANY which may have a material and adverse effect on the Company or the transactions contemplated hereby, or (iii) the institution since the date of this Agreement by any other person, corporation or entity of litigation or proceedings against or in regard to the COMPANY, which may have a material and adverse effect upon the authority or ability of the COMPANY to consummate the transactions contemplated hereby; or

           c) The business, assets, results of operations, financial condition or future prospects of the COMPANY have been significantly and


                                                                    Exhibit 10.6
           adversely affected by reason of changes or developments in operations, other than in the ordinary course of business, since the filing of the COMPANY'S most recent Form 8-K.

     11. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated in accordance with the provisions of the Agreement, then all further obligations, if any, of the BUYER to the COMPANY under this Agreement shall terminate without further liability.

     12. EXPENSES. All legal, accounting and other costs and fees incurred by the BUYER, or the COMPANY, in connection with the transactions contemplated by this Agreement shall be borne and paid for by the party incurring same.

     13.   MISCELLANEOUS PROVISIONS.

           13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties, covenants and agreements made in this Agreement by the BUYER or the COMPANY, shall survive the Closing. The representations and warranties of each contained herein or in any certificates delivered pursuant hereto shall not he deemed to be waived or otherwise affected by an investigation or audit made by any other, or by any action taken by any other, at the request of any other hereto.

           13.2 ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned by the BUYER, in whole or in part, without the prior knowledge, and/or written consent of the COMPANY.

           13.3 NOTICES. Any notice, request, instruction or other document or communication required or permitted to be given upon delivery in person or upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail as follows:

If to the COMPANY, delivered or mailed to:

            Xplorer, S.A.

            4750 Kelso Creek Road
            Weldon, California 93283
            Attention:  Thomas C. Roddy, P.E., President

If to the BUYER, delivered or mailed to:

            Stonehill Investments, Ltd.
            Rue des Bains 35
            205 Geneva, Switzerland

           13.4 SECTION HEADINGS. Section headings are for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement.

           13.5 ENTIRE AGREEMENT. This Agreement and any Exhibits thereto constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understands relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.


                                                                    Exhibit 10.6

           13.6 WAIVERS - AMENDMENTS. Any of the terms or conditions of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended, or modified in whole or in part, only by an agreement in writing, executed by all the parties to this Agreement.

           13.7 LITIGATION. If, for any reason, it becomes necessary for the BUYER, its assignees, nominees or transferees, including any and all third party beneficiaries, the BUYER, its nominee, assignee or third party beneficiary, to enforce all, or any portion, of this Agreement through the courts, arbitration, or litigation, it shall be entitled to recover reasonable attorney fees and costs.

           13.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law.

           13.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, as well as by facsimile, but all of which together shall constitute one and the same instrument.



BUYER:  STONEHILL INVESTMENTS, LTD.



/s/                                                Date: November 28, 1996
------------------------------------
By:



COMPANY:  XPLORER, S.A.


/s/ Thomas C. Roddy                                Date: November 28, 1996
------------------------------------
By: Thomas C. Roddy, P.E., President




                                                                    Exhibit 10.6